EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1992 Equity Incentive Plan of EPIX Medical, Inc. of our report dated January 11, 1997 (except for Note 15, the date for which is February 13, 1997), with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP


Boston, Massachusetts
June 30, 1997


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